SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane

Austin, Texas 78752

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events	1
Signature	2

Item 8.01 Other Events.

On March 8, 2017, Citizens, Inc. (“Citizens”) was the subject of a negative anonymous blog post by a self-described short seller of Citizens’ common stock. Citizens has reviewed the blog post and strongly disagrees with its assumptions and conclusions. Moreover, Citizens believes that the blog post contains numerous false and misleading statements.

As a short seller, the author of this article admits that it stands to realize significant financial gains in the event of a decline in our stock price. We caution investors to be mindful of the possible motivations and potential conflicts of interest of this anonymous blogger.

Citizens believes in its business plan and strategy. Citizens directs persons to its most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission for more information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey Kolander
Geoffrey Kolander, CEO

Date: March 8, 2017

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